April 19, 2007                               Contact:Charles J. Viater
                                                      President/CEO

             MFB Corp. ANNOUNCES SECOND QUARTER, YEAR TO DATE EARNINGS AND
                             QUARTERLY DIVIDEND DECLARATION

Mishawaka, Indiana - MFB Corp. (NASDAQ/MFBC), parent company of MFB Financial (the "Bank"), reported today its consolidated financial results on an unaudited basis of $1.9 million or $1.41 diluted earnings per share for the six months ended March 31, 2007 an increase from the net income of $418,000 or $0.30 diluted earnings per share, for the six months ended March 31, 2006. The change is predominantly due to the activity in the allowance for loan loss further discussed below. MFB Corp's consolidated net income for the three months ended March 31, 2007 was $781,000, or $0.57 diluted earnings per share, compared to $815,000, or $0.59 diluted earnings per share, for the same period last year.

Charles J. Viater, President and CEO, stated "Profitable loan growth and deposit pricing continue to be the focus in the current rate environment. The growth in core deposits has provided us the opportunity to pay down high cost borrowings to reduce the impact of margin compression."

In addition, Mr. Viater announced today that the Board of Directors has declared a cash dividend of $0.165 per share of common stock for the quarter ended March 31, 2007. The dividend is payable on May 15, 2007 to holders of record on May 1, 2007.

MFB Corp's net interest income before provision for loan losses for the three month period ended March 31, 2007 was $3.3 million compared to $3.4 million for the same period last year. For the six month periods ended March 31, 2007 and 2006, net interest income was $6.4 million and $6.9 million, respectively. The decrease was due to an increase in interest expense on deposits, partially offset by an increase in interest income and reduced FHLB advance interest and other borrowings expense. Interest expense on deposits increased to $2.6 million for the quarter ended March 31, 2007 compared to $2.2 million for the same quarter in 2006, and increased to $5.1 million from $4.3 million for the comparable six month periods. Interest income increased to $7.3 million for the three months ended March 31, 2007 compared to $7.1 million for the three months ended March 31, 2006 and for the six months ended March 31, 2007 and March 31, 2006 was $14.4 million and $14.3 million, respectively. Interest expense on FHLB advances and other borrowings declined to $1.4 million for the March 2007 quarter compared to $1.5 million in March 2006, and to $2.9 million from $3.1 million for the respective six month periods.

MFB Corp recorded a recovery of loan losses of $1.4 million for the six months ended March 31, 2007 compared to a provision expense of $1.9 for the same period last year. The recovery during the six months ended March 31, 2007 was predominantly related to the repayment of two commercial loans which previously had significant allowance for loan loss allocations. The percentage of non-performing assets to total loans decreased from 2.18% at September 30, 2006 to 1.68% at March 31, 2007.

Noninterest income was $1.4 million for the quarter ending March 31, 2007 and $1.5 million for the quarter ended March 31, 2006, and $3.0 million for both of the respective six month periods. For the six months ended March 31, 2007, MFB recorded a gain on securities of $377,000 as a partial settlement on a WorldCom class action suit; an impairment of $20,000 was recorded for the valuation of mortgage servicing assets, while in the six month period ending March 31, 2006, a recovery of $166,000 was recorded for the valuation of mortgage servicing rights.

Noninterest expense remained consistent at $4.0 million for the quarter ended March 31, 2007 and 2006. For the six month period ended March 31, 2007 noninterest expense increased to $8.2 million from $7.9 million at March 31, 2006. These increases were primarily from salaries and employee benefits.

The Company's total assets were $501.6 million as of March 31, 2007 compared to $496.1 million as of September 30, 2006. Cash and cash equivalents increased from $16.3 million at September 30, 2006 to $24.5 million at March 31, 2007.

Loans receivable increased from $379.2 million at September 30, 2006 to $387.5 million at March 31, 2007. Mortgage loans decreased from $199.2 million at September 30, 2006 to $198.6 million at March 31, 2007. Commercial loans outstanding increased from $134.4 million at September 30, 2006 to $140.6 million at March 31, 2007. Consumer loans, including home equity and second mortgages, increased by $2.7 million during the six month period ending March 31, 2007.

During the second quarter ended March 31, 2007, the Company completed secondary market mortgage loan sales totaling $4.2 million and the net gains realized on these loan sales were $93,000, including $52,000 related to recording mortgage servicing rights. During the quarter ended September 30, 2006, the Company completed secondary market mortgage loan sales totaling $2.3 million and the net gains realized on these loan sales were $49,000, including $29,000 related to recording mortgage servicing rights.

The allowance for loan losses at March 31, 2007 was $5.4 million or 1.39% of loans compared to $7.2 million or 1.91% of loans at September 30, 2006 with the change due predominantly to the recovery of loan losses during the first quarter of 2007. For the second quarter ended March 31, 2007, net charge-offs were $56,000 compared to $37,000 net charge-offs for the quarter ended September 30, 2006.

Total liabilities increased by $3.6 million, from $457.1 million at September 30, 2006 to $460.7 million at March 31, 2007. The Bank's noninterest-bearing demand deposits increased $6.3 million, and savings and NOW deposits $4.2 million; time deposits decreased by $2.7 million. FHLB advances increased slightly to $97.5 million at March 31, 2007, from $97.1 million at September 30, 2006.

Total shareholders' equity increased by $1.9 million to $40.9 million at March 31, 2007 compared to $38.9 million at September 30, 2006. The book value of MFB Corp. stock also increased, from $29.48 at September 30, 2006 to $30.97 at March 31, 2007

MFB Corp.'s wholly-owned bank subsidiary, MFB Financial, provides retail and business financial services to the Michiana area through its eleven banking centers in St. Joseph and Elkhart counties and private client services to the Indianapolis market through its office in Hamilton County. For more information, go to www.mfbbank.com.

                                                MFB CORP. AND SUBSIDIARIES
                                                CONSOLIDATED BALANCE SHEETS

                                     March 31, 2007 (UNAUDITED) and September 30, 2006
                                          (in thousands except share information)


                                                                                              March 31,           September 30,
                                                                                                 2007                 2006
                                                                                           -----------------    ------------------
                                                                                           -----------------    ------------------
Assets

Cash and due from financial institutions                                                         $   15,570             $  13,318
Interest-bearing deposits in other financial institutions - short term                                8,907                 2,971

                                                                                           -----------------    ------------------
     Total cash and cash equivalents                                                                 24,477                16,289

Securities available for sale                                                                        47,902                58,383
FHLB Stock and other investments                                                                     10,371                10,939




Mortgage loans                                                                                      198,556               199,194
Commercial loans                                                                                    140,584               134,414
Consumer loans                                                                                       48,311                45,614

                                                                                           -----------------    ------------------
                                                                                           -----------------    ------------------

     Loans receivable                                                                               387,451               379,222
     Less: allowance for loan losses                                                                (5,378)               (7,230)

                                                                                           -----------------    ------------------

          Loans receivable, net                                                                     382,073               371,992

Premises and equipment, net                                                                          19,045                19,477
Mortgage servicing rights                                                                             2,261                 2,366
Cash surrender value of life insurance                                                                6,356                 6,237
Goodwill                                                                                              1,970                 1,970
Other intangible assets                                                                               1,505                 1,699
Other assets                                                                                          5,608                 6,720

                                                                                           -----------------    ------------------

               Total Assets                                                                      $  501,568      $        496,072

                                                                                           =================    ==================
Liabilities and Shareholders' Equity
Liabilities
     Deposits
          Noninterest-bearing demand deposits                                                    $   36,336            $   30,031
          Savings, NOW and MMDA deposits                                                            133,430               129,233
          Time deposits                                                                             184,282               186,979
                                                                                           -----------------    ------------------
               Total deposits                                                                       354,048               346,243


     FHLB advances                                                                                   97,482                97,053
     Loans from correspondent banks                                                                       -                 4,500
     Subordinated debentures                                                                          5,000                 5,000
     Accrued expenses and other liabilities                                                           4,183                 4,337

                                                                                           -----------------    ------------------
          Total liabilities                                                                         460,713               457,133

Shareholders' equity
     Common stock, no par value: 5,000,000 shares authorized;
          shares issued: 1,689,417 - 03/31/07 and 9/30/06;
          shares outstanding: 1,319,271 - 03/31/07 and 1,320,844 - 09/30/06                          12,477                12,421
     Retained earnings - substantially restricted                                                    36,975                35,479
     Accumulated other comprehensive income (loss),
          net of tax of $82 -   03/31/07 and ($175) - 09/30/06                                       159                 (341)

     Treasury stock: 370,146 common shares - 03/31/07 and                                           (8,756)               (8,620)
           368,573 common shares - 09/30/06, at cost
                                                                                           -----------------    ------------------
          Total shareholders' equity                                                                 40,855                38,939
                                                                                           -----------------    ------------------

               Total Liabilities and Shareholders' equity                                        $  501,568            $  496,072

                                                                                           =================    ==================

                                                MFB CORP. AND SUBSIDIARIES
                                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
                                    Three and Six Months Ended March 31, 2007
                                        and 2006 (in thousands except per share
                                        information)


                                                                Three Months Ended                      Six Months Ended
                                                                     March 31,                               March 31,
                                                               2007                 2006                 2007                 2006
Interest income

    Loans receivable, including fees                       $    6,509     $         6,027            $   12,816          $   12,069
    Securities                                                    690                 805                 1,430               1,578
    Other interest-bearing assets                                 138                 282                   203                 632


          Total interest income                                 7,337               7,114                14,449              14,279

Interest expense

    Deposits                                                    2,567               2,221                 5,148               4,285
    FHLB advances and other borrowings                          1,421               1,479                 2,892               3,123


          Total interest expense                                3,988               3,700                 8,040               7,408


Net interest income                                             3,349               3,414                 6,409               6,871
Provision for (recovery of) loan losses                          (228)               (154)               (1,356)               1,901

Net interest income after provision for                         3,577               3,568                 7,765               4,970
     (recovery of) loan losses
Noninterest income

     Service charges on deposit accounts                          767                 796                 1,618               1,661
     Trust fee income                                             160                 126                   271                 226
     Insurance commissions                                         15                  43                    23                  91
     Net realized gains from sales of loans                        93                  86                   144                 171
     Mortgage servicing asset recovery (impairment)                29                 (1)                  (20)                 166
     Net gain on securities available for sale                     16                   -                   377                   -
     Other income                                                 344                 411                   632                 701


          Total noninterest income                              1,424               1,461                 3,045               3,016

Noninterest expense

     Salaries and employee benefits                             2,016               1,909                 4,128               3,871
     Occupancy and equipment expenses                             802                 869                 1,603               1,665
     Professional and consulting fees                             179                 205                   397                 367
     Data processing expense                                      208                 211                   415                 425
     Other expense                                                780                 762                 1,658               1,539

          Total noninterest expense                             3,985               3,956                 8,201               7,867


Income before income taxes                                      1,016               1,073                 2,609                 119
Income tax expense (benefit)                                      235                 258                   677               (299)


Net income                                                $       781    $            815            $    1,932            $    418



Basic earnings per common share                            $     0.59      $         0.60            $     1.46           $    0.31
Diluted earnings per common share                          $     0.57      $         0.59            $     1.41           $    0.30

Cash dividends declared                                    $     0.165     $        0.135            $    0.330           $   0.260
